UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

GLOBAL DIVERSIFIED MARKETING GROUP INC.

Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4042 Austin Boulevard, Suite B Island Park, New York	11558
(Address of principal executive offices)	(Zip Code)

800-550-5996

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On May 14, 2020, the Registrant board of directors determined that, in light of the circumstances and uncertainty surrounding the effects of the COVID-19 pandemic on its business, that it will delay the filing of its annual report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”) by up to 45 days in accordance with the SEC’s March 25, 2020 Order (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended. The Registrant’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world and as a result it is unable to timely prepare and review the Registrant’s financial statements for the Quarterly Report in a timely manner. As such, the Registrant will be making use of the 45-day grace period provided by the SEC’s Order to delay filing of its Quarterly Report. The Registrant plans to file its Quarterly Report by no later than June 30, 2020, 45 days after the original due date of its Quarterly Report. The Registrant is not able to predict with certainty the impact of the COVID-19 pandemic on its operations and results, but anticipates that they will generally be adverse.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Diversified Marketing Group Inc.

May 14, 2020	By:	/s/ Paul Adler
Paul Adler
President